As filed with the Securities and Exchange Commission on February 25, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Relypsa, Inc.

(Exact name of registrant as specified in its charter)

Delaware	26-0893742
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

100 Cardinal Way

Redwood City, CA 94063

(650) 421-9500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

2013 Equity Incentive Award Plan

2013 Employee Stock Purchase Plan

2014 Employment Commencement Incentive Plan

(Full Title of the Plan)

John A. Orwin

President and Chief Executive Officer

Relypsa, Inc.

100 Cardinal Way

Redwood City, CA 94063

(650) 421-9500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alan C. Mendelson

Mark V. Roeder

Brian J. Cuneo

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025

Telephone: (650) 328-4600

Facsimile: (650) 463-2600

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	3,098,713 shares	$18.49	$57,295,203.37	$5,769.63

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the Registrant’s common stock that become issuable under the 2014 Employment Commencement Incentive Plan (the “Inducement Plan”), the 2013 Equity Incentive Award Plan (the “2013 Plan”) and the 2013 Employee Stock Purchase Plan (the “ESPP”) by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant’s receipt of consideration which would increase the number of outstanding shares of the Registrant’s common stock.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering price for shares reserved for future issuance under the Inducement Plan, the 2013 Plan and the ESPP are based on the average of the high and the low price of the Registrant’s common stock as reported on The NASDAQ Global Select Market on February 22, 2016.

The chart below details the calculations of the registration fee:

Securities	Number of Shares	Offering Price Per Share	Aggregate Offering Price
Shares reserved for future issuance under the 2013 Plan(3)	1,678,970	$18.49(2)	$31,044,155.30
Shares reserved for future issuance under the ESPP(4)	419,743	$18.49(2)	$7,761,048.07
Shares reserved for future issuance under the Inducement Plan(5)	1,000,000	$18.49(2)	$18,490,000.00
Total	3,098,713
Proposed Maximum Aggregate Offering Price			$57,295,203.37
Registration Fee			$5,769.63

(3)	Represents the additional shares of common stock available for future issuance under the Registrant’s 2013 Plan resulting from an annual increase as of January 1, 2016.
(4)	Represents the additional shares of common stock available for future issuance under the Registrant’s ESPP resulting from an annual increase as of January 1, 2016.
(5)	Represents the additional shares of common stock available for future issuance under the Registrant’s Inducement Plan resulting from an amendment adopted by the Registrant’s Board of Directors as of December 10, 2015.

Proposed sale to take place as soon after the effective date of the registration statement as awards under the plans are exercised and/or vest.

REGISTRATION OF ADDITIONAL SECURITIES

Relypsa, Inc. (the “Company”) filed with the Securities and Exchange Commission Registration Statements on Form S-8 (File Nos. 333-192441, 333-202678, 333-206163) on November 20, 2013, March 12, 2015 and August 6, 2015 relating to shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to be offered and sold under the 2013 Plan, the ESPP and the Inducement Plan and the contents of the Registration Statements on Form S-8 (File Nos. 333-192441, 333-202678, 333-206163) are incorporated by reference in this Registration Statement. The Company is hereby registering an additional 1,678,970 shares of Common Stock issuable under the 2013 Plan, 419,743 shares of Common Stock issuable under the ESPP and 1,000,000 shares of Common Stock issuable under the Inducement Plan, none of which have been issued as of the date of this Registration Statement.

Item 8.    Exhibits.

Reference is made under this Item 8 to the exhibit index included in this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, California, on this 25th day of February, 2016.

RELYPSA, INC.

By:	/s/ John A. Orwin

John A. Orwin
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint John A. Orwin, Kristine M. Ball and Ronald A. Krasnow, and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ JOHN A. ORWIN John A. Orwin	President, Chief Executive Officer and Director (Principal Executive Officer)	February 25, 2016

/s/ KRISTINE M. BALL Kristine M. Ball	Chief Financial Officer (Principal Financial and Accounting Officer)	February 25, 2016

/s/ JOHN P. BUTLER John P. Butler	Director	February 25, 2016

/s/ PAUL J. HASTINGS Paul J. Hastings	Director	February 25, 2016

/s/ KENNETH J. HILLAN Kenneth J. Hillan	Director	February 25, 2016

/s/ DAVID W.J. MCGIRR David W.J. McGirr	Director	February 25, 2016

/s/ THOMAS J. SCHUETZ Thomas J. Schuetz	Director	February 25, 2016

Signature	Title	Date

/s/ DANIEL K. SPIEGELMAN Daniel K. Spiegelman	Director	February 25, 2016

/s/ HELEN I. TORLEY Helen I. Torley	Director	February 25, 2016

EXHIBIT INDEX

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Number	Filing Date	Provided Herewith

4.1	Amended and Restated Certificate of Incorporation.	8-K	001-36184	3.1	11/20/2013

4.2	Amended and Restated Bylaws.	8-K	001-36184	3.1	6/9/2015

4.3	Form of Common Stock Certificate.	S-1/A	333-191437	4.2	10/17/2013

4.4	Warrant to purchase common stock issued to Silicon Valley Bank in connection with the equipment line of credit pursuant to the Loan and Security Agreement, dated as of July 30, 2008, by and between Silicon Valley Bank and Relypsa, Inc.	S-1	333-191437	4.4	9/27/2013

4.5	Form of warrant to purchase common stock in connection with the Amended and Restated Loan and Security Agreement, dated as of May 30, 2014, by and among Oxford Finance LLC, Silicon Valley Bank and Relypsa, Inc.	8-K	001-36184	4.1	6/2/2014

5.1	Opinion of Latham & Watkins LLP.					X

23.1	Consent of Independent Registered Public Accounting Firm.					X

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).					X

24.1	Power of Attorney (included on signature page hereto).					X

99.1(a)	Relypsa, Inc. 2013 Equity Incentive Award Plan.	10-K	001-36184	10.9(a)	3/19/2014

99.1(b)	Form of Stock Option Grant Notice and Stock Option Agreement under the 2013 Equity Incentive Award Plan.	S-1	333-191437	10.9(b)	9/27/2013

99.1(c)	Form of Restricted Stock Award Grant Notice and Restricted Stock Award Agreement under the 2013 Equity Incentive Award Plan.	S-1	333-191437	10.9(c)	9/27/2013

99.1(d)	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2013 Equity Incentive Award Plan.	S-1	333-191437	10.9(d)	9/27/2013

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Number	Filing Date	Provided Herewith

99.2	Relypsa, Inc. 2013 Employee Stock Purchase Plan.	10-K	001-36184	10.10	3/19/2014

99.3(a)	Relypsa, Inc. 2014 Employment Commencement Incentive Plan, as amended.	10-K	001-36184	10.15(a)	2/25/2016

99.3(b)	Form of Stock Option Grant Notice and Stock Option Agreement under the Relypsa, Inc. 2014 Employment Commencement Incentive Plan.	10-Q	001-36184	10.7	8/11/2014

99.3(c)	Form of Restricted Stock Unit Award Agreement under the Relypsa, Inc. 2014 Employment Commencement Incentive Plan.	10-Q	001-36184	10.2(b)	8/6/2015